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                                                                   Exhibit T3A-8

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                         OGDEN ENERGY CONSTRUCTION, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN ENERGY CONSTRUCTION, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article of the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ENERGY CONSTRUCTION, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.

                                              /s/  Patricia Collins
                                              ------------------------------
                                              Name:  Patricia Collins
                                              Title: Asst. Secretary

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                                                                   Exhibit T3A-8

                          CERTIFICATE OF INCORPORATION

                                       OF

                         OGDEN ENERGY CONSTRUCTION, INC.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the "corporation") is OGDEN ENERGY CONSTRUCTION, INC.

                  SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, Wilmington, Delaware, County of New Castle, 19805; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares. The par value of each of such shares is $1.00. All such shares are of one class and are shares of Common Stock. Each outstanding share of which, will be entitled to one vote.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

NAME                                          MAILING ADDRESS

Jane A. Gross                                 40 Lane Road
                                              Fairfield, NJ  07007-2615

                  SIXTH:  The corporation is to have perpetual existence.

Signed on June 19, 2000

                                              /s/ Jane A. Gross
                                              ----------------------------
                                              Incorporator: Jane A. Gross

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